UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2010
ViaSat, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 30, 2010, ViaSat, Inc. entered into change in control severance agreements with each of its executive officers. Each of the change in control severance agreements has a one year term with automatic one year extensions unless ViaSat or the executive provides prior notice of non-renewal. The change in control severance agreements provide that, in the event the executive’s employment is terminated by ViaSat without “cause” or the executive resigns for “good reason,” in either case, within two months prior to or within 18 months following a “change in control” (as each term is defined in the change in control severance agreements), the executive will be entitled to receive the following in lieu of any severance benefits to which the executive may otherwise be entitled under any severance plan or program:
•	the executive’s fully earned but unpaid base salary, when due, through the date of termination, plus all other benefits to which the executive may be entitled for such period;

•	a lump sum cash payment based on a multiplier of the sum of the executive’s then current annual base salary and target annual cash bonus (the multiplier used is 3.0 for the positions of Chief Executive Officer and President, and 2.0 for each of the other executive officers);

•	continuation of health and other benefits for a period of 18 months following the date of termination; and

•	full vesting of any outstanding equity awards.
     As a condition to the executive’s receipt of any of the benefits described above, the executive must execute a written general release of all claims against ViaSat and execute an employee proprietary information and inventions agreement. The severance benefits payable under the change in control severance agreements will be reduced by any severance benefits payable by ViaSat to the executive under any other policy, plan, program, agreement or arrangement.
     The foregoing description of the change in control severance agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, the form of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement between ViaSat, Inc. and each of its executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2010	ViaSat, Inc.
	By:	/s/ Paul G. Castor
Paul G. Castor
Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement between ViaSat, Inc. and each of its executive officers.